Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-211417, 333-215829, 333-218208 and 333-221985) and the Registration Statements on Form S-3 (File No. 333-211396, 333-212644, 333-214849, 333-216607 and 333-221025) of DarioHealth Corp. (“the Company”), of our report dated March 19, 2018 with respect to the consolidated financial statements of the Company and its subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2017.

Tel-Aviv, Israel	/s/	Kost Forer Gabbay & Kasierer
March 19, 2018		A Member of Ernst & Young Global